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                                                                      Exhibit 23

23. Consent of experts

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-2496) of Keithley Instruments, Inc. of our report dated November 23, 1998 appearing on page 32 of the Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 18 of this Form 10-K.

PricewaterhouseCoopers LLP

Cleveland, Ohio
December 21, 1998